Exhibit 4.2

SPECIMEN CLASS A ORDINARY SHARE CERTIFICATE

NUMBER	SHARES

EMERGING MARKETS HORIZON CORP.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP [ ]

This Certifies that                                            is the owner of

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF THE PAR VALUE OF US$0.0001 EACH OF EMERGING MARKETS HORIZION CORP. (THE “COMPANY”)

subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its Class A ordinary shares if it is unable to complete a Business Combination within the period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, all as more fully described in the Company’s final prospectus dated                             , 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Cayman Islands	Chief Financial Officer

EMERGING MARKETS HORIZON CORP.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of Class A ordinary shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	______	as tenants in common	UNIF GIFT MIN ACT	______	Custodian
TEN ENT	______	as tenants by the entireties			_____ _____ (Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN	______	as joint tenants with the right of survivorship and not as tenants in common			(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                         hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:
Shareholder
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Company’s final prospectus dated        , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Class A ordinary shares sold in its initial public offering because it does not complete an initial business combination within 15 months from the closing of this offering or 18 months from the closing of this offering if it has executed a letter of intent, agreement in principle or definitive agreement for its initial Business Combination within 15 months from the closing of this offering but has not completed its initial Business Combination within such 15-month period, subject to applicable law, (ii) the Company redeems the Class A ordinary shares sold in its initial public offering properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the Company’s initial usiness combination or to redeem 100% of the Class A ordinary shares if the Company does not complete its initial Business Combination within the time period set forth therein or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares, or (iii) the company completes an initial Business Combination and the holder(s) properly elect(s) to redeem his, her or its respective Class A ordinary shares. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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